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                                                                    EXHIBIT 12.1





CLARCOR INC.
STATEMENT RE COMPUTATION OF RATIOS
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                Fiscal Years Ended (A)
                                                          --------------------------------------------------------------------
                                                            2003        2002        2001        2000        1999         1998
                                                          --------------------------------------------------------------------
Return on Beginning Assets
   Net Earnings                                           $ 54,552    $ 46,601    $ 41,893    $ 40,237    $ 35,412    $ 32,079
   Divided by Beginning Assets                             546,119     530,617     501,930     472,991     305,766     282,519
                                                          --------------------------------------------------------------------
        Equals Return on Beginning Assets                     10.0%        8.8%        8.3%        8.5%       11.6%       11.4%
                                                          ====================================================================

Return on Beginning Shareholders' Equity
   Net Earnings                                           $ 54,552    $ 46,601    $ 41,893    $ 40,237    $ 35,412    $ 32,079
   Divided by Beginning Shareholders' Equity               315,461     274,261     242,093     210,718     186,807     171,162
                                                          --------------------------------------------------------------------
        Equals Return on Beginning Shareholders' Equity       17.3%       17.0%       17.3%       19.1%       19.0%       18.7%
                                                          ====================================================================

Dividend Payout to Net Earnings
  Dividends Paid                                          $ 12,406    $ 11,975    $ 11,575    $ 11,207    $ 10,814    $ 10,717
  Divided by Net Earnings                                   54,552      46,601      41,893      40,237      35,412      32,079
                                                          --------------------------------------------------------------------
        Equals Dividend Payout to Net Earnings                22.7%       25.7%       27.6%       27.9%       30.5%       33.4%
                                                          ====================================================================

Debt to Capitalization
  Current Debt                                            $    674    $ 68,456    $  5,579    $  5,482    $  5,440    $    470
  Long Term Debt                                            16,913      22,648     135,203     141,486     145,981      36,419
                                                          --------------------------------------------------------------------
    Total Debt                                            $ 17,587    $ 91,104    $140,782    $146,968    $151,421    $ 36,889
  Ending Shareholders' Equity                              370,392     315,461     274,261     242,093     210,718     186,807
                                                          --------------------------------------------------------------------
    Equals Capitalization                                 $387,979    $406,565    $415,043    $389,061    $362,139    $223,696
                                                          --------------------------------------------------------------------

  Debt                                                    $ 17,587    $ 91,104    $140,782    $146,968    $151,421    $ 36,889
  Divided by Capitalization                                387,979     406,565     415,043     389,061     362,139     223,696
                                                          --------------------------------------------------------------------
    Equals Debt to Capitalization                              4.5%       22.4%       33.9%       37.8%       41.8%       16.5%
                                                          ====================================================================

Working Capital
  Current Assets                                          $257,402    $259,746    $244,350    $230,479    $227,670    $168,173
  Less Current Liabilities                                 111,373     174,255      94,931      97,826      97,475      61,183
                                                          --------------------------------------------------------------------
    Equals Working Capital                                $146,029    $ 85,491    $149,419    $132,653    $130,195    $106,990
                                                          ====================================================================

Current Ratio
  Current Assets                                          $257,402    $259,746    $244,350    $230,479    $227,670    $168,173
  Divided by Current Liabilities                           111,373     174,255      94,931      97,826      97,475      61,183
                                                          --------------------------------------------------------------------
    Equals Current Ratio                                       2.3         1.5         2.6         2.4         2.3         2.7
                                                          ====================================================================
                                                                           Fiscal Years Ended (A)
                                                          --------------------------------------------------------
                                                             1997       1996        1995        1994        1993
                                                          --------------------------------------------------------
Return on Beginning Assets
   Net Earnings                                           $ 26,918    $ 25,945    $ 23,500    $ 21,416    $ 17,277
   Divided by Beginning Assets                             267,019     245,697     206,928     191,657     181,660
                                                          --------------------------------------------------------
        Equals Return on Beginning Assets                     10.1%       10.6%       11.4%       11.2%        9.5%
                                                          ========================================================

Return on Beginning Shareholders' Equity
   Net Earnings                                           $ 26,918    $ 25,945    $ 23,500    $ 21,416    $ 17,277
   Divided by Beginning Shareholders' Equity               154,681     138,144     122,801     110,299     105,460
                                                          --------------------------------------------------------
        Equals Return on Beginning Shareholders' Equity       17.4%       18.8%       19.1%       19.4%       16.4%
                                                          ========================================================

Dividend Payout to Net Earnings
  Dividends Paid                                          $ 10,290    $  9,512    $  9,330    $  9,201    $  9,036
  Divided by Net Earnings                                   26,918      25,945      23,500      21,416      17,277
                                                          --------------------------------------------------------
        Equals Dividend Payout to Net Earnings                38.2%       36.7%       39.7%       43.0%       52.3%
                                                          ========================================================

Debt to Capitalization
  Current Debt                                            $  1,140    $  7,625    $  7,596    $  7,579    $  7,921
  Long Term Debt                                            37,656      43,449      41,860      25,090      32,650
                                                          --------------------------------------------------------
    Total Debt                                            $ 38,796    $ 51,074    $ 49,456    $ 32,669    $ 40,571
  Ending Shareholders' Equity                              171,162     154,681     138,144     122,801     110,299
                                                          --------------------------------------------------------
    Equals Capitalization                                 $209,958    $205,755    $187,600    $155,470    $150,870
                                                          --------------------------------------------------------

  Debt                                                    $ 38,796    $ 51,074    $ 49,456    $ 32,669    $ 40,571
  Divided by Capitalization                                209,958     205,755     187,600     155,470     150,870
                                                          --------------------------------------------------------
    Equals Debt to Capitalization                             18.5%       24.8%       26.4%       21.0%       26.9%
                                                          ========================================================

Working Capital
  Current Assets                                          $160,527    $140,726    $133,286    $109,992    $ 97,569
  Less Current Liabilities                                  54,237      51,297      49,841      43,926      37,647
                                                          --------------------------------------------------------
    Equals Working Capital                                $106,290    $ 89,429    $ 83,445    $ 66,066    $ 59,922
                                                          ========================================================

Current Ratio
  Current Assets                                          $160,527    $140,726    $133,286    $109,992    $ 97,569
  Divided by Current Liabilities                            54,237      51,297      49,841      43,926      37,647
                                                          --------------------------------------------------------
    Equals Current Ratio                                       3.0         2.7         2.7         2.5         2.6
                                                          ========================================================

(A) Calculation of Certain Items Presented in the "11-Year Financial Review" Filed with Form 10-K for Fiscal Year Ended 11/30/2003